UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 15, 2005


                              HANCOCK FABRICS, INC.
               (Exact Name of Registrant as Specified in Charter)


                         Commission File Number 1 - 9482

            Delaware                                          64-0740905
  (State or other jurisdiction                            (I. R. S. Employer
 of incorporation or organization)                        Identification No.)

     One Fashion Way, Baldwyn, MS                                38824
(Address of principal executive offices)                       (Zip Code)


               Registrant's telephone number, including area code
                                 (662) 365-6000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)     Exhibits:

       Exhibit
       Number    Description
       -------   --------------------------------------------------------------

        99.1 Press release issued by Hancock Fabrics, Inc., dated November 15, 2005

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    HANCOCK FABRICS, INC.
                                    (Registrant)

                                    By: /s/ Bruce D. Smith
                                    -------------------------------------------
                                    Bruce D. Smith
                                    Senior Vice President
                                    and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)



Date:    November 17, 2005

                                INDEX TO EXHIBITS


   Exhibit
   Number       Description
 -----------    --------------------------------------------------------------

    99.1        Press release issued by Hancock Fabrics, Inc., dated
                November 15, 2005

                                                                   Exhibit 99.1

Hancock Fabrics, Inc.                                     FOR IMMEDIATE RELEASE
Corporate Headquarters
One Fashion Way                                           November 15, 2005
Baldwyn, MS 38824


Released by:  Bruce D. Smith
              (662) 365-6112


                             HANCOCK FABRICS REPORTS
                           THIRD QUARTER 2005 RESULTS
                                       AND
                        SUSPENSION OF QUARTERLY DIVIDEND

Hancock Fabrics, Inc. (NYSE symbol: HKF), today announced the unaudited results of its third fiscal quarter of 2005.

Sales in the 13 weeks ended October 29, 2005 decreased 5.5% to $103.9 million from $109.9 million in the same quarter of 2004. The Company reported a net loss of $2.5 million, or $.14 per diluted share, compared with net earnings of $1.0 million, or $.05 per diluted share, in the third quarter a year ago. In addition, the Company announced that its Board of Directors has suspended indefinitely its quarterly dividend.

In commenting on the results, Jane Aggers, Chief Executive Officer, stated, "The selling environment is still very challenging, as evidenced by our 6.3% decline in comparable store sales during the third quarter. Our home decorating business and the fleece fabrics category provided the most negative results. Although promotional activities increased in the market, our gross margin rate remained flat, before the effect of LIFO," Aggers said.

"Throughout the third quarter, we implemented three major initiatives involving merchandising, marketing and store presentation. Although results have been mixed, we believe we have taken the necessary steps to improve our connection with our customers. We will continue to monitor the results of these initiatives for the remainder of the fall selling season and determine which strategies are appropriate for the future," Aggers continued.

Hancock Fabrics, Inc.                                         Page 2
Press Release                                                 November 15, 2005


"For the balance of the year, we will focus on debt reduction. At the end of the third quarter, our debt was at $62 million under our $110 million credit facility. From an operational standpoint, we will reduce operating costs and manage our year-end inventory levels. We have begun the expense reduction process and will continue to refine and right-size our operating expense structure."

"We expect to complete sale/leasebacks of two more store properties in November and have a letter of intent to sell our former distribution center and corporate offices in Tupelo, MS. Assuming no delays in the scheduled process, we believe that the sale of the Tupelo property will be finalized prior to fiscal year end and, when combined with the store sale/leasebacks, will yield approximately $7 million. One more store property remains, to sell and leaseback, which could raise another $2 million in early 2006. In addition, the suspension of the dividend will add approximately $4.5 million to Hancock's annualized cash flow."

"In looking forward to 2006, we will focus our efforts primarily on improving productivity in all areas of the Company. As one result, we will not be opening new stores, except in relocation circumstances," Aggers concluded.

The Company also noted that the determination of insurance deductible levels related to Hurricanes Katrina and Rita is ongoing between Hancock and its insurer. Based on available facts, a loss of approximately $230,000 has been recorded in the third quarter for the expected insurance deductible.

Hancock Fabrics, Inc. is a specialty retailer of fabric and related home sewing and decorating accessories. The Company operates 446 retail fabric stores in 43 states and operates an internet store under the domain name, www.hancockfabrics.com.

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from projections. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's suppliers and/or its distribution center and its stores, a disruption in the Company's data processing services, costs and delays in acquiring or developing new store sites, and other contingencies discussed in the Company's Securities and Exchange Commission filings. Hancock undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Hancock Fabrics, Inc.                                          Page 3
Press Release                                                  November 15, 2005



Hancock Fabrics, Inc.                                        Page 3
Press Release                                                November 15, 2005

                    COMPARATIVE FINANCIAL SUMMARY (unaudited)
                 (000's omitted, except for per share amounts)

                                        13 Weeks                 13 Weeks                 39 Weeks                39 Weeks
                                    October 29, 2005         October 31, 2004         October 29, 2005        October 31, 2004
                                  ----------------------   ----------------------  ----------------------   ----------------------

Sales                             $           103,869      $           109,914     $            284,953     $           304,770

Cost of Goods Sold
  After LIFO Effect                            54,532                   57,290                  148,344                 156,197
                                  ----------------------   ----------------------  ----------------------   ----------------------

  Gross Profit                                 49,337                   52,624                  136,609                 148,573

Expenses:
  Selling, G&A                                 50,085                   48,846                  145,531                 143,931
  Dep'n/Amort                                   2,209                    1,923                    6,634                   5,435
                                  ----------------------   ----------------------  ----------------------   ----------------------
                                               52,294                   50,769                  152,165                 149,366
                                  ----------------------   ----------------------  ----------------------   ----------------------

Operating Income (Loss)                        (2,957)                   1,855                  (15,556)                   (793)

Interest Expense, net                             975                      321                    2,007                     601
                                  ----------------------   ----------------------  ----------------------   ----------------------

Earnings (Loss) Before
  Income Taxes                                 (3,932)                   1,534                  (17,563)                 (1,394)


Income Taxes                                   (1,427)                     557                   (6,375)                   (505)
                                  ----------------------   ----------------------  ----------------------   ----------------------

Net Earnings (Loss)               $            (2,505)     $               977     $            (11,188)    $              (889)
                                  ======================   ======================  ======================   ======================

Earnings (Loss) Per Share*

    Basic                         $             (0.14)     $              0.05     $              (0.61)    $             (0.05)
                                  ======================   ======================  ======================   ======================

    Diluted                       $             (0.14)     $              0.05     $              (0.61)    $             (0.05)
                                  ======================   ======================  ======================   ======================


Average Shares
  Outstanding (000's)

    Basic                                      18,516                   18,246                   18,429                  18,149

    Diluted                                    18,516                   18,624                   18,429                  18,149

LIFO Charge (Credit)
  Included in
  Cost of Goods Sold              $             1,100      $               750     $              3,700     $               550


* Per share amounts are based on the average shares outstanding during each quarter and may not add to the year-to-date amount.

Hancock Fabrics, Inc.                                          Page 4
Press Release                                                  November 15, 2005


                           CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                                                 October 29,                October 31,
                                                                     2005                        2004
                                                           -----------------------     -----------------------
ASSETS:
Current assets:
    Cash and cash equivalents                              $              3,996          $              4,616
    Inventories                                                         178,549                       163,874
    Income taxes refundable                                               6,239                         2,339
    Other current assets                                                  4,051                         4,230
                                                           -----------------------     -----------------------

       Total current assets                                             192,835                       175,059

Property and equipment, at depreciated cost                              68,307                        70,998
Pension payment in excess of required contribution                       12,798                        14,261
Other assets                                                             12,489                        11,940
                                                           -----------------------     -----------------------

                                                           $            286,429          $            272,258
                                                           =======================     =======================


LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
    Accounts payable                                       $             49,856          $             45,416
    Accrued liabilities                                                  19,876                        19,124
    Income taxes                                                          4,666                         4,579
                                                           -----------------------     -----------------------

       Total current liabilities                                         74,398                        69,119

Long-term debt obligations                                               61,977                        44,000
Lease financing obligation                                                1,733                             0
Postretirement benefits other than pensions                              22,934                        22,655
Other noncurrent liabilities                                             10,415                         9,152
Shareholders' equity                                                    114,972                       127,332
                                                           -----------------------     -----------------------

                                                           $            286,429          $            272,258
                                                           =======================     =======================


Released at 4:00 P. M.
Baldwyn, MS